Exhibit 10.6

Form of 2024 Restricted Stock Unit Agreement

for U.K.-based Executive Officers

RESTRICTED STOCK UNIT AGREEMENT PURSUANT TO APPENDIX 1 OF THE

MARKETAXESS HOLDINGS INC. 2020 EQUITY INCENTIVE PLAN

THIS AGREEMENT, effective as of [Award Date], is by and between

MarketAxess Holdings Inc., a Delaware corporation with its principal office at 55 Hudson Yards, 15th Floor, New York, NY 10001 (the “Company”), and [xxx] (the “Participant”).

WHEREAS, the Board of Directors of the Company (the “Board”) adopted, and the stockholders of the Company approved, the MarketAxess Holdings Inc. 2020 Equity Incentive Plan, including Appendix 1 thereto (as may be amended and/or restated from time to time) (the “Plan”), which is administered by a Committee appointed by the Company’s Board of Directors;

WHEREAS, pursuant to Section 3.2 of the Plan, the Committee has adopted guidelines (the “Guidelines”) for the grant of restricted stock units (“RSUs”) under the Plan;

WHEREAS, Appendix 1 of the Plan modifies the Plan in relation to Eligible Persons and Participants who are employed, resident for tax purposes or otherwise subject to tax on employment income in the United Kingdom and references in this Agreement to the Plan shall be deemed to be to the Plan as so modified; and

WHEREAS, the Company, through the Committee, wishes to grant to the Participant RSUs as set forth below.

NOW, THEREFORE, the Company and the Participant agree as follows:

1. Grant of RSUs. Subject to the terms, conditions and restrictions of the Plan and the Guidelines, the Company awards to the Participant [xxx] RSUs. The RSUs hereunder are not Deferrable RSUs and are not eligible for deferral under Section 4 of the Guidelines.

2. Vesting. Unless otherwise set forth in an agreement between the Participant and the Company, the RSUs shall become vested pursuant to the terms of this Agreement and the Plan on the dates set forth below (which constitute the “Original Vesting Schedule”) if the Participant has been continuously providing service to the Company until such date:

[xxx] on [Vest Date 1]

[xxx] on [Vest Date 2]

[xxx] on [Vest Date 3]

There shall be no proportionate or partial vesting in the periods prior to the applicable vesting dates and all vesting shall occur only on the appropriate vesting date.

3. Forfeiture. Notwithstanding anything else set forth herein, this grant of RSUs, and any of Participant’s rights and benefits with respect to this Agreement (including all unvested RSUs and vested but unpaid RSUs), shall be immediately forfeited upon the Company’s determination that Participant: (i) has violated any laws, regulations or material Company policies, (ii) breached any written agreement with the Company, including any Restrictive Covenants that may apply to the Participant or (iii) engaged in any other conduct that is detrimental to the business or reputation of the Company.

“Restrictive Covenants” shall mean any written post-termination of employment covenants between the Participant and the Company or any of its Affiliates prohibiting or restricting competition, the solicitation of clients or employees or the sharing of confidential information, including any such covenants set forth in a Proprietary Information and Non-Competition Agreement;

4. Taxes.

(a) Tax Liability. The Participant acknowledges, subject to the last sentence of this paragraph, that (i) no later than the date on which any RSU shall have become vested and (in any event) within seven days of any Taxable Event, the Participant shall, to the extent permitted by law and to the extent the same are not otherwise discharged through the operation of PAYE, pay to the Company, or make arrangements satisfactory to the Company regarding payment of, and the Participant hereby indemnifies the Company and its Affiliates against, any Federal, national, state or local taxes, levies, charges and contributions of any kind required by law to be withheld, or for which the Company, its Affiliates or the Participant’s employer are otherwise required to pay or account, with respect to any RSU and/or any related dividend equivalent right payment (including, for the avoidance of doubt, any Tax Liability); (ii) the Company and the Participant’s employer shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Participant any Federal, national, state or local taxes and contributions of any kind required by law to be withheld or accounted for (including, for the avoidance of doubt, any Tax Liability) with respect to any RSU and/or any related shares of Common Stock or dividend equivalent right payment, and the Company may, but shall not be required to, sell a number of shares of Common Stock sufficient to cover any applicable withholding taxes or Tax Liability; and (iii) in the event that the Participant does not satisfy (i) above on a timely basis, and either the withholding taxes or the Tax Liability is not otherwise discharged through the operation of PAYE, the Company or the Participant’s employer may, but shall not be required to, pay such required withholding taxes or Tax Liability and treat such amount as a demand loan to the Participant at the maximum rate permitted by law, with such loan, at the Company’s sole discretion and provided the Company or the Participant’s employer (as the case may be) so notifies the Participant within thirty (30) days of the making of the loan, secured by the relevant Common Stock and any failure by the Participant to pay the loan upon demand shall entitle the Company or the Participant’s employer (as the case may be) to all of the rights at law of a creditor secured by the relevant Common Stock. The Participant’s obligations under this Section 4 shall not be affected by any failure of the Company or the Participant’s employer to deduct the relevant taxes and/or contributions (including, for the avoidance of doubt, any Tax Liability) through the operation of PAYE. The Company may hold as security any certificates representing any relevant Common Stock and, upon demand of the Company, the Participant shall deliver to the Company any certificates in his or her possession representing Common Stock together with a stock power duly endorsed in blank.

(b) UK Tax Elections. By executing this Agreement, the Participant acknowledges and agrees that:

1.
the Company or the Participant’s employer (as appropriate) may, to the extent permitted by law, recover from the Participant the whole or any part of any secondary class 1 (employer’s) National Insurance contributions and/or employer health and social care levy arising from or in connection with the RSU or the relevant shares of Common Stock and may, to the extent permitted by law, require the Participant to elect (using a form approved by HM Revenue & Customs) that the whole or any part of any secondary class 1 (employer’s) National Insurance contributions and/or employer health and social care levy shall be transferred to the Participant; and

2.
the Participant further agrees that, if so required by the Company, any of its Affiliates or the Participant’s employer, the Participant will enter into a joint election under section 431(1) of the United Kingdom Income Tax (Earnings and Pensions) Act 2003, in respect of any shares of Common Stock to be issued or transferred in connection with this RSU, within 14 days of the acquisition by the Participant of those shares of Common Stock (or such shorter of longer period as HM Revenue & Customs may direct).

5. Securities Representations. The grant of the RSUs and any issuance of shares of Common Stock pursuant to this Agreement are being made by the Company in reliance upon the following express representations and warranties of the Participant.

The Participant acknowledges, represents and warrants that:

(a)
he or she has been advised that he or she may be an “affiliate” within the meaning of Rule 144 under the Securities Act and in this connection the Company is relying in part on his or her representations set forth in this section;
(b)
if he or she is deemed an affiliate within the meaning of Rule 144 of the Securities Act, the Common Stock must be held indefinitely unless an exemption from any applicable resale restrictions is available or the Company files an additional registration statement (or a “re-offer prospectus”) with regard to such Common Stock and the Company is under no obligation to register the Common Stock (or to file a “re-offer prospectus”);
(c)
if he or she is deemed an affiliate within the meaning of Rule 144 of the Securities Act, he or she understands that the exemption from registration under Rule 144 will not be available unless (i) a public trading market then exists for the Common Stock, (ii) adequate information concerning the Company is then available to the public, and (iii) other terms and conditions of Rule 144 or any exemption therefrom are complied with; and that any sale of the Common Stock may be made only in limited amounts in accordance with such terms and conditions.

6. Not an Employment or Service Agreement. Neither the execution of this Agreement nor the grant of RSUs hereunder constitute an agreement by the Company to employ or retain or to continue to employ or retain the Participant during the entire, or any portion of, the term of this Agreement. Nothing in this Agreement or the Plan interferes in any way with the right of the Company or any Affiliate by which the Participant is employed to terminate the Participant’s Service or other service relationship for any reason or no reason at any time. The rights and obligations of the Participant under the terms of their employment or office with any Affiliate by which the Participant is employed shall not be affected by this Agreement, the RSUs or their participation in the Plan or any right which they may have to participate in it. The Participant waives any and all rights to compensation or damages in consequence of the termination of their employment or office for any reason whatsoever (whether or not such termination is wrongful or unfair and however such termination is caused) insofar as those rights arise or may arise from the Participant ceasing to have rights under this Agreement or the Plan as a result of such termination.

7. Miscellaneous.

(a) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal legal representatives, successors, trustees, administrators, distributees, devisees and legatees. The Company may assign to, and require, any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company or any Affiliate by which the Participant is employed to expressly assume and agree in writing to perform this Agreement. Notwithstanding the foregoing, the Participant may not assign this Agreement.

(b) This award of RSUs shall not affect in any way the right or power of the Board or stockholders of the Company to make or authorize an adjustment, recapitalization or other change in the capital structure or the business of the Company, any merger or consolidation of the Company or subsidiaries, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock, the dissolution or liquidation of the Company, any sale or transfer of all or part of its assets or business or any other corporate act or proceeding.

(c) The Participant agrees that the award of the RSUs hereunder is special incentive compensation and that it, any dividends paid thereon (even if treated as compensation for tax purposes) will not be taken into account as “salary” or “compensation” or “bonus” (or otherwise) in determining the amount of any payment under any pension, retirement or profit-sharing plan of the Company or the Participant’s employer or any life insurance, disability or other benefit plan of the Company or the Participant’s employer.

(d) No modification or waiver of any of the provisions of this Agreement shall be effective unless in writing and signed by the party against whom it is sought to be enforced.

(e) This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one contract.

(f) The failure of any party hereto at any time to require performance by another party of any provision of this Agreement shall not affect the right of such party to require performance of that provision, and any waiver by any party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right under this Agreement.

(g) The headings of the sections of this Agreement have been inserted for convenience of reference only and shall in no way restrict or modify any of the terms or provisions hereof.

(h) All notices, consents, requests, approvals, instructions and other communications provided for herein shall be in writing and validly given or made when delivered, or on the second succeeding business day after being mailed by registered or certified mail, whichever is earlier, to the persons entitled or required to receive the same, at the addresses set forth at the heading of this Agreement or to such other address as either party may designate by like notice. Notices to the Company shall be addressed to the Compensation Committee of the Board with a copy to General Counsel, MarketAxess Holdings Inc., 55 Hudson Yards, 15th Floor, New York, NY 10001.

(i) This Agreement shall be construed, interpreted and governed and the legal relationships of the parties determined in accordance with the internal laws of the State of Delaware without reference to rules relating to conflicts of law.

(j) The Committee may use such currency exchange rate as it may reasonably determine for any purpose in connection with the RSU.

(k) Capitalized terms used but not otherwise defined in this Agreement shall have the meanings given to those terms in the Plan (including, where applicable, Appendix 1 of the Plan).

8. Provisions of Plan Control. This Agreement is subject to all the terms, conditions and provisions of the Plan and the Guidelines, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan and the Guidelines as may be adopted by the Committee and as may be in effect from time to time. The Plan and the Guidelines are incorporated herein by reference. A copy of the Plan and the Guidelines have been delivered to the Participant. If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan and the Guidelines, the Plan and the Guidelines shall control, and this Agreement shall be deemed to be modified accordingly. Unless otherwise indicated, any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Plan or the Guidelines. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof (other than any other documents expressly contemplated herein or in the Plan or the Guidelines) and supersedes any prior agreements between the Company and the Participant.

9. Renumeration Policies. Notwithstanding anything herein to the contrary, this Agreement and the any awards granted under this Agreement, are subject to any renumeration, malus and/or clawback policy that is adopted by any affiliate of the Company in accordance with applicable local laws and this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

MARKETAXESS HOLDINGS INC.

______________________________________

[Name]

[Title]

Participant:

___________________________

[xxx]